Exhibit 10.89

SIXTH AMENDMENT AND CONSENT TO REVOLVING

CREDIT AND GUARANTY AGREEMENT

SIXTH AMENDMENT AND CONSENT, dated as of February 9, 2004 (the “Amendment and Consent”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 20, 2002, among GALEY & LORD, INC., a Delaware corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), a national banking corporation (“Wachovia”), each of the other financial institutions from time to time party thereto (together with Wachovia, the “Banks”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of February 20, 2002 (as the same has been and may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower and the Guarantors have requested that from and after the (i) DIP Extension Effective Date (as hereinafter defined), the Banks agree to extend maturity of the Credit Agreement as set forth herein and (ii) Consent Effective Date (as hereinafter defined), the Banks consent to certain transactions as set forth herein, subject to and upon the terms and conditions set forth in this Amendment and Consent.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, the Banks hereby (a) consent to the inter-company payment of $1 million from Swift Textiles to Drummondville Services Inc. in exchange for the purchase of, and release of the liens of Congress Financial Corporation on, the 31 Drummondville looms in connection with the transactions described in the Summary of Drummondville Transaction attached hereto as Exhibit A (referred to herein as the “Drummondville Restructuring”), (b) consent to the restructuring of the foreign subsidiaries of the Borrower and the Guarantors as contemplated by the Debtors’ Motion for an Order Authorizing Restructuring of Certain Non-Debtor Foreign Subsidiaries and approved by order of the Bankruptcy Court entered on January 6, 2004, copies of which are attached hereto as Exhibit B (referred to herein as the “Tax Restructuring”), (c) agree to release any existing liens in favor of the Agent on stock of the Borrower’s foreign subsidiaries necessary to effectuate the Tax

Restructuring, and (d) waive any Default or Event of Default that may arise under the Credit Agreement or any other Loan Documents as a result of the consummation of the Drummondville Restructuring or the Tax Restructuring. Schedule 3.05 of the Credit Agreement shall be deemed modified to reflect the Tax Restructuring.

3. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition for “Maturity Date” and inserting in lieu thereof the following new definition:

“Maturity Date” shall mean February 23, 2004.

4. Covenant. In order to induce the Banks to enter into this Amendment, the Borrower and the Guarantors hereby agree to the following covenant, the failure to perform such covenant will be an Event of Default under the Credit Agreement:

(a) Upon the sale of the capital stock of Klopman International S.r.l. (Italy), Klopman A.G. (Switzerland), Klopman GmbH (Germany) and Klopman España S.A. (Spain) (collectively, the “Klopman Entities”) and certain intellectual property rights thereof (referred to herein as the “Klopman Sale”) for an amount no less than $22,000,000, the Net Proceeds from such sale will be repatriated to the Borrower and the Borrower shall apply such repatriated funds in accordance with Section 2.13(b) of the Credit Agreement and with applicable orders entered by Bankruptcy Court. This covenant shall supersede and replace in their entirety the covenants contained in Section 9(c) of the Third Amendment to the Credit Agreement, dated as of July 29, 2003, Section 7 of the Fourth Amendment to the Credit Agreement, dated as of September 25, 2003 and Section 4(a) of the Fifth Amendment to the Credit Agreement, dated as of October 29, 2003.

5. Conditions to Effectiveness. (a) Paragraph 3 of this Amendment and Consent shall not become effective until the date (the “DIP Extension Effective Date”) (i) on which this Amendment and Consent shall have been executed by the Borrower, the Guarantors and the Banks, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the Bankruptcy Court shall have entered an interim order, in form and substance satisfactory to the Agent, approving the terms of this Amendment. Notwithstanding the occurrence of the DIP Extension Effective Date, in the event that a final order, in form and substance satisfactory to the Agent, approving the terms of this Amendment and Consent shall not have been entered by the Bankruptcy Court by February 23, 2004, (i) other than as provided in clause (ii) below, this Amendment shall terminate and be of no further force and effect, and (ii) the Maturity Date of the Credit Agreement shall be deemed extended to the earlier to occur of February 23, 2004 or the Consummation Date; provided that in the event that the Consummation Date has occurred prior to February 23, 2004, no final order approving this Amendment and Consent shall be required.

(b) Paragraphs 2 and 4 of this Amendment and Consent shall not become effective until the date (the “Consent Effective Date”) on which (i) this Amendment and Consent shall have been executed by the Borrower, the Guarantors and the Required Banks, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the Borrower shall execute an amendment to the Security and Pledge Agreement (the “Security and Pledge Agreement Amendment”), attached hereto as Exhibit C, to provide for a pledge to the Agent of 65% of the outstanding voting stock of the newly created holding company Galey & Lord Worldwide SCS (“SCS”) and (iii) the Borrower shall have delivered the stock certificates evidencing stock of SCS required to be pledged under the Security and Pledge Agreement (together with one or more duly executed stock powers by the Borrower).

6. Survival. All covenants made by the Borrower or any Guarantor herein shall continue in full force and effect so long as any amount due or to become due under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

7. Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

8. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

9. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

11. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER: GALEY & LORD, INC.

By:	/s/ Leonard F. Ferro

Name:	Leonard F. Ferro
Title:	Vice President, Secretary & Treasurer
GUARANTORS: GALEY & LORD INDUSTRIES, INC. G&L SERVICE COMPANY, NORTH AMERICA, INC. SWIFT TEXTILES, INC. SWIFT DENIM SERVICES, INC.

By:	/s/ Leonard F. Ferro

Name:	Leonard F. Ferro
Title:	Vice President, Secretary & Treasurer

GALEY & LORD PROPERTIES, INC. SWIFT DENIM PROPERTIES, INC.

By:	/s/ Anthony J. Forman

Name:	Anthony J. Forman
Title:	Vice President & Treasurer

GREENSBORO TEXTILE ADMINISTRATION LLC BRIGHTON WEAVING LLC FLINT SPINNING LLC SOCIETY HILL FINISHING LLC MCDOWELL WEAVING LLC

By:	/s/ Anthony J. Forman

Name:	Anthony J. Forman
Title:	Manager

WACHOVIA BANK, NATIONAL ASSOCIATION
Individually and as Agent

By:	/s/ Ron R. Ferguson

Name:	Ron R. Ferguson
Title:	Managing Director

THE CIT/GROUP COMMERCIAL SERVICES, INC.

By:	/s/ Jeffrey Lew

Name:	Jeffrey Lew
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Patrick Flynn

Name:	Patrick Flynn
Title:	Duly Authorized Signatory

WELLS FARGO FOOTHILL, INC., (formerly known as FOOTHILL CAPITAL CORPORATION)

By:	/s/ Eunnie Kim

Name:	Eunnie Kim
Title:	Asst. Vice President

LASALLE BUSINESS CREDIT, LLC, successor by merger to, LASALLE BUSINESS CREDIT, INC.

By:	/s/ Douglas Colletti

Name:	Douglas Colletti
Title:	Senior Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Dawn Digianno

Name:	Dawn Digianno
Title:	Vice President

ARK CLO 2000-1 LIMITED

By:	Patriarch Partners, LLC, its Collateral Manager

By:	/s/ Lynn Tilton

Name:	Lynn Tilton
Title:	Manager

ARK II CLO 2001-1 LIMITED

By:	Patriarch Partners, LLC, its Collateral Manager

By:	/s/ Lynn Tilton

Name:	Lynn Tilton
Title:	Manager

12